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                                                                      EXHIBIT 20


FOR IMMEDIATE RELEASE                                   CONTACT:  Richard Broome
                                                   Media Relations: 201-307-2486


                                                                 Lauren S. Babus
                                                Investor Relations: 201-307-2337

            THE HERTZ CORPORATION RECEIVES ACQUISITION PROPOSAL FROM
                               FORD MOTOR COMPANY


PARK RIDGE, NJ, SEPTEMBER 21, 2000 - The Hertz Corporation (NYSE: HRZ) announced today that it has received a preliminary, non-binding proposal from Ford Motor Company (NYSE: F) to acquire, through a merger, all of the outstanding shares of Hertz Class A common stock that are not currently owned by Ford at a cash price of $30 per share. Ford currently owns approximately 81.5% of Hertz' Class A common stock. The proposal is subject to approval of the Hertz Board of Directors, the Board's favorable recommendation to Hertz shareholders and the negotiation, execution and performance of a definitive merger agreement. Hertz' Board of Directors will meet soon to begin evaluating Ford's proposal.

Hertz is the world's largest car rental company and a leading industrial and construction equipment rental business. Headquartered in Park Ridge, NJ, Hertz operates from approximately 6,500 locations in the U.S. and in over 140 foreign countries.

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